                                                                     EXHIBIT 4.5

                                                                    DRAFT 083000


THE REGISTERED HOLDER OF THIS PURCHASE OPTION BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE OPTION EXCEPT AS HEREIN PROVIDED.

NOT EXERCISABLE PRIOR TO THE LATER OF ___________, 2001 OR THE CONSUMMATION OF A BUSINESS COMBINATION AS DEFINED HEREIN. VOID AFTER 5:00 P.M. EASTERN TIME, ___________, 2005.


                              UNIT PURCHASE OPTION


                               FOR THE PURCHASE OF

                                  ______  UNITS

                                       OF

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.


1.       PURCHASE OPTION.

                  THIS CERTIFIES THAT, in consideration of $100 duly paid by or on behalf of ____________________ ("Holder"), as registered owner of this Purchase Option, to Unity Emerging Technology Venture One Ltd. ("Company"), Holder is entitled, at any time or from time to time, commencing on the later to occur of ___________, 2001 or the consummation of a merger, exchange of capital stock, asset acquisition or other similar business combination ("Business Combination") ("Commencement Date"), and at or before 5:00 p.m., Eastern Time, ___________, 2005 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to ___________________________ (______) units ("Units") of the Company, each Unit consisting of one share of common stock of the Company, $.0001 par value per share ("Common Stock"), and one Class A redeemable warrant ("Class A Warrant"). Each Class A Warrant entitles the Holder of such warrant to purchase one share of Common Stock and one Class B redeemable warrant ("Class B Warrant"). Each Class B Warrant entitles the Holder of such warrant to purchase one share of Common Stock and one Class C redeemable warrant ("Class C Warrant" and, together with the Class A Warrants and the Class B Warrants, "Warrants"). Each Class C Warrant entitles the Holder of such warrant to purchase one share of Common Stock. The terms of the Class A Warrant, the Class B Warrant and the Class C Warrant are identical to the respective terms of the Class A redeemable warrant, the Class B redeemable warrant and the Class C redeemable warrant (collectively, the "Public Warrants"), which have been registered for sale in connection with an offering of Units to the public ("Offering") as more fully described in a registration statement on Form S-1 [File No. 333-36754] ("Registration Statement"), except that the expiration date of each of the Warrants is five years after the effective date (the "Effective Date") of the Registration Statement. The terms of the Public Warrants are fully described in that certain warrant agreement, dated as of __________, 2000, between the Company and American Stock Transfer
& Trust Company. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the

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Company agrees not to take any action that would terminate the Purchase Option.
This Purchase Option is initially exercisable at $6.60 per Unit so purchased; provided, however, that upon the occurrence of any of the events specified in
Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Unit and the number of Units (and shares of Common Stock and Class A Warrants) to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.       EXERCISE.

         2.1 EXERCISE FORM. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Option and payment of the Exercise Price for the Units being purchased payable in cash. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

         2.2 LEGEND. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933 ("Act").

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law."

         2.3      CONVERSION RIGHT.

                  2.3.1 DETERMINATION OF AMOUNT. In lieu of the payment of the Exercise Price in cash as set forth in Section 2.1 hereof, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Purchase Option into securities ("Conversion Right") as follows:
Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Exercise Price in cash) that number of Units equal to the quotient obtained by dividing (x) the "Value" (as defined below) of the portion of the Purchase Option being converted by (y) the "Market Price" (as defined below). The "Value" of the portion of the Purchase Option being converted shall equal the remainder derived from subtracting (a) the Exercise Price multiplied by the number of Units underlying the portion of the Purchase Option being converted from (b) the Market Price of the Units, multiplied by the number of Units underlying the portion of the Purchase Option being converted. As used herein, the term "Market Price" shall be deemed to be the last reported sale price of the Units on the date prior to the date the Conversion Right is exercised, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the immediately preceding three trading days, in either case as officially reported by the principal securities exchange on which the Units are listed or admitted to trading, or, if the Units are not listed or admitted to trading on any national securities ex change or if any such exchange on which the Units are listed is not their principal trading market, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the Nasdaq National Market or SmallCap Market, or, if applicable, the OTC Bulletin Board, or if the Units are not listed or admitted to trading on any of the foregoing markets, or similar organization, as determined in good faith by resolution of the Board of Directors of the

Company, based on the best information available to it; provided, however, that if the Units are no longer quoted on the principal trading market on which the Common Stock and the Warrants are traded, the Market Price of the Units shall be equal to the average last reported sale price of the Common Stock for the five trading days immediately preceding such date ("Common Stock Price") plus the average last reported sale price of the Class A Warrants, the average last reported sale price of the Class B Warrants and the average last reported sale price of the C Warrants, in each case for the five trading days preceding such date, as quoted on the principal trading market for such securities determined as described above; and provided further that if the Common Stock is traded but the Warrants are not, the Market Price of the Units shall be equal to four times the Common Stock Price less the sum of the then exercise prices of the Class A Warrants, the Class B Warrants and the Class C Warrants.

                  2.3.2 EXERCISE OF CONVERSION RIGHT. The Conversion Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering to the Company this Purchase Option with a duly executed exercise form attached hereto with the conversion section completed.

         2.4 REDEMPTION OF WARRANTS. The Company may redeem the Warrants only to the extent that the Purchase Option has been exercised and the Warrants are outstanding. In the event that the Company has redeemed the Class A Warrants included in the Units sold to the public before this Purchase Option has been exercised in full ("Redemption Date"), then the Holder shall have a period of seven business days following the exercise of any portion of this Purchase Option after the Redemption Date to exercise the Class A Warrants issuable upon the exercise of the Purchase Option and, to exercise the Class B Warrants issuable upon exercise of the Class A Warrants and, to exercise the Class C Warrants issuable upon exercise of the Class B Warrants. The Company shall redeem such Warrants on the eighth business day following the exercise of the Purchase Option if such Warrants have not been exercised during the seven-day period.

3.       TRANSFER.

         3.1 GENERAL RESTRICTIONS. The registered Holder of this Purchase Option, by its acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Purchase Option prior to the Commencement Date to anyone other than (i) an officer or director of GBI Capital Partners Inc. ("GBI" or the "Representative"), or of any broker-dealer that executed the Agreement Among Underwriters with the Representative (each an "Underwriter" and together with GBI, the "Underwriters") or of any broker-dealer that executed the Selected Dealer Agreement with the Representative ("Selected Dealer") in connection with the Offering, or (ii) any Underwriter or Selected Dealer. On and after the Commencement Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Units purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

         3.2 RESTRICTIONS IMPOSED BY THE ACT. The securities underlying this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be sold pursuant to an exemption from registration under the Act, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Graubard Mollen & Miller shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission ("Commission").

4.       NEW PURCHASE OPTIONS TO BE ISSUED.

         4.1 PARTIAL EXERCISE, CONVERSION OR TRANSFER. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised, converted or assigned in whole or in part. In the event of the exercise, conversion or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds (except in the case of conversion) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of Units purchasable hereunder as to which this Purchase Option has not been exercised, converted or assigned.

         4.2 LOST CERTIFICATE. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute an additional contractual obligation on the part of the Company.

5.       REGISTRATION RIGHTS.

         5.1      DEMAND REGISTRATION.

                  5.1.1 GRANT OF RIGHT. The Company, upon written demand ("Initial Demand Notice") of the Holder(s) of at least 51% in the aggregate ("Majority Holders") of the securities underlying the Purchase Options, including the Common Stock, the Warrants and the Common Stock underlying the Warrants (collectively, the "Registrable Securities"), agrees to register, on one occasion, all or any portion of the Registrable Securities requested by the Majority Holders in the Initial Demand Notice. On such occasion, the Company will file a registration statement or a post-effective amendment to the Registration Statement covering the Registrable Securities within 60 days after receipt of the Initial Demand Notice and use its best efforts to have such registration statement or post-effective amendment declared effective as soon as possible thereafter. If the Company willfully fails to comply with the provisions of this Section 5.1.1, the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any and all incidental, special and consequential damages sustained by the Holder(s). The demand for registration may be made at any time during a period of four years beginning one year from the Effective Date. The Company covenants and agrees to give written notice of its receipt of any Initial Demand Notice by any Holder(s) to all other registered Holders of the Purchase Options and/or the Registrable Securities within 10 days from the date of the receipt of any such Initial Demand Notice.

                  5.1.2 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filing required herein to become effective promptly and to qualify or register the Registrable Securities in such States as are reasonably requested by the Holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to qualify to do business in such State, or would subject the Company to taxation as a foreign corporation doing business in such jurisdiction or (ii) the principal stockholders of the Company to be obligated to escrow their shares of capital stock of the Company. The Company shall cause any registration statement or post-effective amendment filed pursuant to the demand rights granted under
Section 5.1.1 to remain effective for a period of nine consecutive months from the effective date of such registration statement or post-effective amendment.


         5.2      "PIGGY-BACK" REGISTRATION.

                  5.2.1 GRANT OF RIGHT. In addition to the demand right of registration, the Holders of the Purchase Options shall have the right at any time commencing one year from the Effective Date and terminating on the seventh anniversary of the Effective Date to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Act or pursuant to Form S-8).

                  5.2.2 TERMS. The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than 15 days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each applicable registration statement filed (during the period in which the Purchase Option is exercisable) by the Company until such time as all of the Registrable Securities have been registered and sold. The holders of the Registrable Securities shall exercise the "piggyback" rights provided for herein by giving written notice, within 10 days of the receipt of the Company's notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above "piggyback" rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

         5.3      GENERAL TERMS.

                  5.3.1 INDEMNIFICATION. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement filed in accordance with this Section 5 and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 5 of the Underwriting Agreement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

                  5.3.2 EXERCISE OF WARRANTS. Nothing contained in this Purchase Option shall be construed as requiring the Holder(s) to exercise their Purchase Options or Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

                  5.3.3 DOCUMENTS DELIVERED TO HOLDERS. The Company shall furnish GBI, as representative of the Holders participating in any of the foregoing offerings, a signed counterpart, addressed to the participating Holders, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to GBI, as representative of the Holders participating in the offering, and to the managing underwriter the correspondence and memoranda described below and copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit GBI, as representative of the Holders, to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and inde pendent auditors, all to such reasonable extent and at such reasonable times and as often as GBI, as representative of the Holders, shall reasonably request. The Company shall not be required to disclose any confidential information or other records to GBI, as representative of the Holders, or to any other person (i) until and unless such persons shall have entered into reasonable confidentiality agreements (in form and substance reasonably satisfactory to the Company, with the Company with respect thereto and (ii) if such disclosure would be in violation of Regulation FD promulgated under the Act.

                  5.3.4 UNDERWRITING AGREEMENT. The Company shall enter into an underwriting agreement with the managing underwriter, if any, selected by any Holders whose Registrable Securities are being registered pursuant to this
Section 5, which managing underwriter shall be reasonably acceptable to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders

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shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter except as they may relate to such Holders, their securities and their intended methods of distribution. Such Holders, however, shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type used by the managing underwriter. Further, such Holders shall execute appropriate custody agreements and otherwise cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to this Section 5. Each Holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

                  5.3.5 RULE 144 SALE. Notwithstanding anything contained in this Section 5 to the contrary, the Company shall have no obligation pursuant to Sections 5.1 or 5.2 for the registration of Registrable Securities held by any Holder (i) when such Holder would then be entitled to sell under Rule 144 within any three-month period (or such other period prescribed under Rule 144 as may be provided by amendment thereof) all of the Registrable Securities then held by such Holder, and (ii) when the number of Registrable Securities held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144).

                  5.3.6 SUPPLEMENTAL PROSPECTUS. Each Holder agrees, that upon receipt of any notice from the Company of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

6.       ADJUSTMENTS.

         6.1 ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

                  6.1.1 STOCK DIVIDENDS - SPLIT-UPS. If after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units issuable on exercise of the Purchase Option shall be increased in proportion to such increase in outstanding shares.

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                  6.1.2 AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions of Section 6.3, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of Units issuable on exercise of the Purchase Option shall be decreased in proportion to such decrease in outstanding shares.

                  6.1.3 ADJUSTMENTS IN EXERCISE PRICE. Whenever the number of Units purchasable upon exercise of this Purchase Option is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Units purchasable upon the exercise of this Purchase Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of Units so purchasable immediately thereafter.

                  6.1.4 REORGANIZATIONS, ETC. If after the date hereof, any capital reorganization or reclassification of the Common Stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, or sale, lawful and fair provision shall be made whereby the Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Purchase Option and in lieu of the Units immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of securities equal to the number of Units immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Purchase Option, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Units purchasable upon the exercise of the Purchase Option) shall thereafter be applicable, as nearly as may be, to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume, by written instrument executed and delivered to the Holders its obligation to deliver such shares of stock, securities, or assets which, in accordance with the foregoing provisions, such Holders may be entitled to purchase.

                  6.1.5 CHANGES IN FORM OF PURCHASE OPTION. This form of Purchase Option need not be changed because of any change pursuant to this Section, and Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

         6.2 SUBSTITUTE PURCHASE OPTION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger that does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments that shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

         6.3 ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of shares of Common Stock or Class A Warrants upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Class A Warrants, shares of Common Stock or other securities, properties or rights.

7. RESERVATION AND LISTING. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. The Company further covenants and agrees that upon exercise of the Warrants and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercises shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Purchase Options shall be outstanding, the Company shall use its best efforts to cause all Registrable Securities to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the Nasdaq National Market or SmallCap Market) on which the Common Stock or the Public Warrants issued to the public in connection herewith may then be listed and/or quoted.

8.       CERTAIN NOTICE REQUIREMENTS.

         8.1 HOLDER'S RIGHT TO RECEIVE NOTICE. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Purchase Options and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

         8.2 EVENTS REQUIRING NOTICE. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or
(iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

         8.3 NOTICE OF CHANGE IN EXERCISE PRICE. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to
Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

         8.4 TRANSMITTAL OF NOTICES. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or overnight courier service: (i) if to the registered Holder of the Purchase Option, to the address of such Holder as shown on the books of the Company, or
(ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

                           Unity Emerging Technology Venture One Ltd.
                           245 Fifth Avenue, Suite 1600
                           New York, New York 10016
                           Attn:  Lawrence Burstein, President

9.       MISCELLANEOUS.

         9.1 AMENDMENTS. The Company and GBI may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and GBI may deem necessary or desirable and which the Company and GBI deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

         9.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

         9.3 ENTIRE AGREEMENT. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         9.4 BINDING EFFECT. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

         9.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover form the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

         9.6 WAIVER, ETC. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

         9.7 EXECUTION IN COUNTERPARTS. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

         9.8 EXCHANGE AGREEMENTS. As a condition of Holder's receipt and acceptance of this Purchase Option,

                  (a) if GBI designated Holder to receive the Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and GBI enter into an agreement ("GBI Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options held by GBI and/or designees of GBI will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the GBI Exchange Agreement; and

                  (b) if GKN Securities Corp. ("GKN") designated Holder to receive the Purchase Option, Holder agrees that, at any time prior to the complete exercise of this Purchase Option by Holder, if the Company and GKN enter into an agreement ("GKN Exchange Agreement") pursuant to which they agree that all outstanding Purchase Options held by GKN and/or designees of GKN will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the GKN Exchange Agreement.

                  IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the ____ day of ________, 2000.

                               UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.


                               By: ____________________________
                                   Lawrence Burstein
                                   President

Form to be used to exercise Purchase Option:


Unity Emerging Technology Venture One Ltd.
245 Fifth Avenue, Suite 1500
New York, New York 10016
Attn:  Lawrence Burstein, President

Date:_________________, ____

                  The undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ____ Units of Unity Emerging Technology Venture One Ltd. and hereby makes payment of $____________ (at the rate of $_________ per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Class A Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

                                       OR

                  The undersigned hereby elects irrevocably to convert _________ of the Units purchasable under the within Purchase Option into _________ shares of Common Stock and ________ Class A Warrants of Unity Emerging Technology Venture One Ltd. (based on a "Market Price" of $___________). Please issue the Common Stock and Class A Warrants in accordance with the instructions given below.

                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Print Name



                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES


Name _____________________________________________________________
                            (Print in Block Letters)

Address __________________________________________________________


                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Form to be used to assign Purchase Option:


                                   ASSIGNMENT


                  (To be executed by the registered Holder to effect a transfer of the within Purchase Option):

                  FOR VALUE RECEIVED,___________________________________________
does hereby sell, assign and transfer unto______________________________________
the right to purchase __________ Units of Unity Emerging Technology Venture One Ltd. ("Company") evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ___________________, ____


                                                  ______________________________
                                                  Signature

                                                  ______________________________
                                                  Print Name



                  NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.